November 16, 2005

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated November 16, 2005 of Misonix, Inc. and are in agreement with the statements contained in the first, second, third and fourth paragraphs on Page 2 therein.

                                                     /s/ Ernst & Young LLP